UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 14, 2007

Trans-India Acquisition Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-1370433	20-5063512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 South Wacker Drive, Suite 1000

Chicago, IL 60606

(312) 922-1980

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 922-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 14, 2007, Trans-India Acquisition Corporation (the “Company”) closed its initial public offering (“IPO”) of 11,500,000 units (“Units”), including the underwriters’ over-allotment option of 1,500,000 Units. Each Unit consists of one share of the Company’s common stock, $0.0001 par value per share (“Common Stock”), and one warrant (“Warrant”), each to purchase one share of the Company’s Common Stock at $5.00 per share. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $92,000,000. A copy of the prospectus with respect to the IPO may be obtained from I-Bankers Securities, Inc., 125 E. John Carpenter Freeway, Suite 260, Irving, Texas 75062.

Immediately prior to the closing of the IPO, the Company consummated private placements (the “Private Placements”) of an aggregate of 200,000 Units (the “Private Placement Units”) to certain members of its management team, their affiliates and its special advisor, generating gross proceeds of $1,600,000. The Private Placement Units were sold at $8.00 per Unit and are substantially similar to the Units sold in the IPO. Proceeds of $89,930,000 were placed in the Company’s trust account, including $86,250,000 of the proceeds from the IPO and the Private Placement Units and $3,680,000 million of deferred underwriting discounts and commissions and non-accountable expenses.

Audited financial statements as of February 15, 2007 reflecting receipt of the proceeds by the Company in connection with the IPO and the Private Placement Units are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Audited Financial Statements.

99.2	Press release dated February 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2007

TRANS-INDIA ACQUISITION CORPORATION

By:	/s/ Craig Colmar
Craig Colmar
Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Audited Financial Statements.

99.2	Press release dated February 14, 2007.